Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(6,522,220)
Unrealized Gain (Loss) on Market Value of Futures	(76,920,230)
Interest Income	1,559,656
ETF Transaction Fees	14,000
Total Income (Loss)	$(81,868,794)

Expenses
Investment Advisory Fee	$249,279
K-1 Tax Expense	75,326
Brokerage Commissions	58,387
SEC & FINRA Registration Expense	18,741
NYMEX License Fee	16,619
Non-interested Directors’ Fees and Expenses	12,146
Total Expenses	$430,498
Net Gain (Loss)	$(82,299,292)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/07	$522,498,635
Additions (6,700,000 Units)	258,326,591
Withdrawals (3,600,000 Units)	(149,072,738)
Net Gain (Loss)	(82,299,292)

Net Asset Value End of Period	$549,453,196
Net Asset Value Per Unit (15,300,000 Units)	$35.91

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502